UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) - February 28, 2015

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.
Effective February 28, 2015, James P. Woidke, President and Chief Operating Officer of SIFCO Industries, Inc. (the "Company") departed the Company. In connection with the departure, the Company entered into a separation agreement with Mr. Woidke (the "Separation Agreement"). The Separation Agreement provides that Mr. Woidke will receive the following: (1) severance pay in a lump sum amount equal to one and one-half times his base salary; (2) severance pay in a lump sum amount equal to one and one-half times the average annual incentive compensation earned during the prior three year period; and (3) additional severance pay in the form of 11,247 shares of the Company stock to be issued March 9, 2015. In addition, the Separation Agreement provides that the Company shall continue to provide Mr. Woidke welfare benefits for a twenty-four month period after the date of termination.
The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1    Separation Agreement between the Company and James P. Woidke, dated February 27, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: March 2, 2015
/s/ Catherine M. Kramer
Catherine M. Kramer
Vice President - Finance and Chief Financial Officer
(Principal Financial Officer)